Cardax Attracts $2.75M in Investment

Funds to Support ZanthoSyn® Marketing Campaign for GNC National Expansion

NEWS PROVIDED BY

Cardax, Inc.

Aug 28, 2017

HONOLULU, August 28, 2017 /PRNewswire/ — Cardax, Inc. (OTCQB:CDXI) reported today that it has received investment subscriptions of approximately $2.75 million since the filing of the Company’s Form 10-Q on August 11, 2017. Approximately $1.2 million of the subscriptions have been funded to-date, and the remaining subscriptions of $1.55 million are expected to be funded by September 30, 2017. These investments are under the Company’s previously disclosed Unit Offering, which is no longer accepting subscriptions.

The funds will support the launch of Cardax’s national ZanthoSyn marketing campaign in connection with the recently announced General Nutrition Corporation (“GNC”) national expansion. The marketing campaign will focus on physician awareness and GNC store personnel education, in addition to general corporate purposes.

“We have been very pleased with the enthusiastic physician endorsement of ZanthoSyn, accelerating sales at Hawaii GNC stores, the NIH anti-aging testing announcement, and the recent purchase order from GNC to stock ZanthoSyn in all of its more than 3,200 GNC corporate stores nationwide,” said David G. Watumull, Cardax CEO. “This financing now enables us to initiate the national expansion of the physician and GNC store focused marketing strategy that has worked so well in Hawaii.”

About Cardax

Cardax devotes substantially all of its efforts to developing and commercializing safe anti-inflammatory dietary supplements and drugs. Cardax is initially focusing on astaxanthin, which is a powerful and safe naturally occurring anti-inflammatory without the side effects of currently marketed anti-inflammatories. The safety and efficacy of Cardax’s products have not been directly evaluated in clinical trials or confirmed by the FDA.

About ZanthoSyn®

ZanthoSyn is a physician recommended anti-inflammatory supplement for health and longevity that features astaxanthin with optimal absorption and purity. ZanthoSyn is sold online and in GNC stores. ZanthoSyn contains astaxanthin, which is Generally Recognized as Safe (GRAS) according to FDA regulations.

About Astaxanthin

Astaxanthin is a clinically studied compound with safe anti-inflammatory activity that supports joint health, cardiovascular health, metabolic health, liver health, and longevity.*

Media and Investors

Janice Kam

1-808-457-1400

press@cardaxpharma.com

Safe Harbor

This release may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of our company, are generally identified by use of words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “seek,” “strive,” “try,” or future or conditional verbs such as “could,” “may,” “should,” “will,” “would,” or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Some of the factors that could cause our actual results to differ from our expectations or beliefs include, without limitation, the risks discussed from time to time in our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

* These statements have not been evaluated by the Food and Drug Administration. This product is not intended to diagnose, treat, cure, or prevent any disease.

SOURCE Cardax, Inc.

Related Links

https://cardaxpharma.com

https://zanthosyn.com